Exhibit 99.1

FOR IMMEDIATE RELEASE

Cyclerion to Host Webcast Investor Event on July 9, 2020

– CNS therapies investor event to precede clinical study results –

– IW-6463 translational pharmacology study subject dosing complete; topline data expected late summer 2020 –

CAMBRIDGE, Mass., JUNE 18, 2020 — Cyclerion Therapeutics, Inc. (Nasdaq: CYCN), a clinical-stage biopharmaceutical company developing treatments for serious and orphan diseases, today announced that it will host a webcast investor event on July 9, 2020 from 8:15 a.m. to 9:30 a.m. Eastern Time.

The Company also announced that dosing has been completed in the ongoing IW-6463 translational pharmacology clinical study. Topline study data are expected in late summer 2020.

This webcast event will focus on IW-6463, the company’s investigational, orally administered, once-daily CNS-penetrant sGC stimulator designed for the treatment of serious CNS diseases. Cyclerion’s clinical and scientific leaders will discuss:

•	Potential to harness the nitric oxide/sGC system for treating serious CNS diseases

•	IW-6463 preclinical and Phase 1 clinical study data

•	Design of the ongoing IW-6463 translational pharmacology clinical study

•	Anticipated development directions for our potential CNS therapies

To join the live webcast, please visit the “Investors and Media” section of the Cyclerion website at www.cyclerion.com at least 15 minutes prior to the start of the event.

A webcast replay will be available on the Cyclerion website beginning approximately two hours after the event and will be archived for 21 days.

About Cyclerion Therapeutics

Cyclerion Therapeutics is a clinical-stage biopharmaceutical company harnessing the power of sGC pharmacology to discover, develop and commercialize breakthrough treatments for serious and orphan diseases.  Lead programs include olinciguat in Phase 2 development for sickle cell disease and IW-6463 in early development for serious CNS disease. Additional programs include praliciguat, which the Company intends to out-license for further development and several late-stage research projects.

For more information about Cyclerion, please visit https://www.cyclerion.com/ and follow us on Twitter (@Cyclerion) and LinkedIn (www.linkedin.com/company/cyclerion).

About IW-6463

IW-6463, a CNS-penetrant sGC stimulator, is being developed as a symptomatic and potentially disease modifying therapy for neurodegenerative diseases. In preclinical studies, IW-6463 has been associated with increased cerebral blood flow, reduced markers of neuroinflammation, enhanced cognition, neuroprotection and enhanced cellular bioenergetics. Nitric oxide is one of several fundamental neurotransmitters, but it has yet to be leveraged for its full CNS therapeutic potential.  sGC stimulators work synergistically with the nitric oxide naturally produced in the body to boost the positive effects of nitric oxide, even when the body is not producing enough. Extensive human genetic and preclinical data implicate nitric oxide signaling defects in neurodegenerative diseases. Evidence indicates that nitric oxide dysregulation leads to vascular contributions to neurodegenerative disease (e.g. endothelial cell damage, decreased blood flow and impaired vascular reactivity) and may also directly increase inflammation, neuronal dysfunction/loss and cognitive impairment. sGC is expressed widely throughout the CNS and CNS vasculature.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements about the anticipated timing of release of topline results of our clinical trials; the progression of our discovery programs into clinical development; and the business and operations of Cyclerion. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks listed under the heading “Risk Factors” and elsewhere in our 2019 Form 10-K filed on March 12, 2020, and in Cyclerion’s subsequent SEC filings, including the Form 10-Q filed on May 4, 2020, including without limitation risks relating to IW-6463. Investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements (except as otherwise noted) speak only as of the date of this press release, and Cyclerion undertakes no obligation to update these forward-looking statements, except as required by law.

Contact
Carlo Tanzi, Ph.D.

Kendall Investor Relations
ctanzi@kendallir.com

2